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                                                                  EXHIBIT 10(l)

                           CONSTRUCTION LOAN AGREEMENT

DATE:      December 5, 1995

PARTIES: MONTEREY MANAGEMENT, INC., an Arizona corporation ("MMI") MONTEREY MANAGEMENT TUCSON, INC., an Arizona corporation ("MMT"), and MONTEREY HOMES CORPORATION, an Arizona corporation, dba Monterey Homes ("MHC") MMI, MMT and MHC are jointly and severally referred to herein as "Borrower."

           NATIONAL BANK OF ARIZONA, a national banking association ("Bank")

RECITALS:

        Borrower has obtained from Bank a term loan to finance the acquisition costs of forty-six (46) improved lots (the "Lots") within the subdivision known as The Lakes of Castle Rock located at Tanque Verde and Woodland Drive, Tucson, Arizona, (the "Property") described on the attached Exhibit "A."

        Borrower desires to obtain from Bank a line of credit to finance the construction of two model homes (the "Model Homes") on Lots ___ and ___, The Lakes of Castle Rock; and (iii) a revolving line of credit to finance the construction of pre-sold, and a maximum of two (2) not presold, i.e., "spec," single family homes ("Homes") thereon.

        Bank is willing to establish for Borrower the two additional credit facilities described above in conjunction with the Acquisition Loan (the "Loans"), but only on the terms and conditions set forth herein.

        Now, therefore, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

AGREEMENTS:

         1.     ACQUISITION LOAN.

                1. 1. Subject to the terms and conditions contained in the Acquisition Loan Documents (as hereinafter defined) Bank has advanced to Borrower the sum of $1,977,500.00, for the acquisition of the Property (the "Acquisition Loan").

                1.2. The Acquisition Loan is evidenced by a Promissory Note, (the "Acquisition Note") dated June 2, 1995 in the amount of $1,977,500.00 payable in accordance with the terms thereof. The Acquisition Loan is also subject to the terms of the Business Loan Agreement
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between Borrower and Lender, dated as of June 2, 1995 (the "Acquisition Loan
Agreement") and secured by the Deed of Trust dated June 2, 1995, recorded June 7, 1995, at Docket No. 10059, Page 1521, official records of Pima County, Arizona (the "Deed of Trust"). All other documents executed in connection with or otherwise securing or relating to the Acquisition Loan are hereinafter referred to as the "Acquisition Loan Documents."

         2.     REVOLVING LINE OF CREDIT.

                2.1. Subject to the terms and conditions of this Agreement, Bank will establish for Borrower a revolving line of credit (the "RLC") against which Bank will make advances not to exceed the sum of $3,000,000.00 in the aggregate at any one time outstanding.

                2.2. The RLC shall be evidenced by a promissory note in a form prepared and approved by Bank (the "RLC Note"). Interest on the principal amount outstanding under the RLC shall be charged at a rate equal to one percent (1%) in excess of the prime rate of interest as the same is published in the western edition of the Wall Street Journal. The interest rate shall be adjusted as of the close of business of any day during which the prime rate of interest is changed. When a range of rates has been published, the higher of the rates will be used. If the prime rate becomes unavailable during the term of this Loan, Bank may designate a substitute index after notice to Borrower. Bank will advise Borrower of the current prime rate upon Borrower's request. Borrower understands that Bank may make loans based on other rates as well. Interest on the Note shall be computed for the actual number of days that principal is outstanding, on the basis of a 360 day year. Interest under the RLC shall be due and payable monthly. All unpaid principal and interest shall be due and payable in full on the date twenty-four (24) months following the date of the RLC Note (the "RLC Maturity Date"). Borrower shall be entitled to postpone the Maturity Date upon written notice to Lender prior to the Maturity Date one (1) time for an additional six (6) months to the date thirty (30) months following the date of the RLC Note.

                2.3. Borrower agrees to pay to Bank a commitment fee for each Home to be constructed in an amount equal to: one percent (1%) of the Estimated Loan Value available under the RLC to construct such Home as provided in Section
4.1 hereof if such Home is a spec Home; and three-quarters of one percent (3/4%) of the Estimated Loan Value available under the RLC to construct such Home as provided in Section 4.1 hereof if such Home is pre-sold. Such fee shall be payable at the same time as the initial disbursement under the RLC for such Home and may be paid out of the RLC.

                2.4. Advances under the RLC shall be used to finance the construction of Homes on the Property. All disbursements under the RLC shall be made in accordance with Section 4 hereof. For each Home, Bank shall record in Borrower's revolving loan account on the books of Bank all advances made by Bank to Borrower on the RLC, all charges, expenses, and other items properly chargeable to Borrower, all payments made by Borrower and any other appropriate debits and credits. The debit balance of Borrower's revolving loan account shall reflect for each Home the amount of Borrower's indebtedness from time to time under the RLC for such Home.


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letter with respect to the pre-sold Home; (iii) a preliminary title report or bringdown endorsement on the affected Lot insuring Bank's first lien position under the RLC; (iv) a breakdown of actual costs for the construction of the pre-sold Home; (v) a copy of the plans and specifications to be used in construction; and (vi) an appraisal for the pre-sold Home. No material changes in the plans and specifications, estimated construction costs, permanent lender commitment or title condition of the Lot shall be agreed to by Borrower without Bank's prior written consent


                4.3. Any requests by Borrower for an initial advance under the RLC for any given spec Home shall be accompanied by the following, in form and substance satisfactory to Bank and at Borrower's expense: (i) a preliminary title report or bringdown endorsement on the affected Lot insuring Bank's first lien position under the RLC; (ii) a breakdown of actual costs for the construction of the Home; (iii) a copy of the plans and specifications to be used in construction; and (iv) an appraisal for the Home. No material changes in the plans and specifications, estimated construction costs or title condition of the Lot shall be agreed to by Borrower without Bank's prior written consent.

                4.4. Advances with respect to each Home shall be made first to allow Borrower to pay the RLC Commitment Fee in connection with such Home and any applicable advance to pay down the Acquisition Loan relative to the affected Lot, but such Lot shall not be released from the lien of the Deed of Trust as a result of such paydown. Loan funds for construction of said Home shall be advanced on approved inspection by Bank when the following stages have been completed:

                        (a) Five percent (5%) First Advance: Permits obtained, site laid out, trenching completed and rebar in place, footings poured.

                        (b) Ten percent (10%) Second Advance: Stem walls poured.

                        (c) Fifteen percent (15%) Third Advance: Underground set and soil backfilled.

                        (d) Twenty percent (20%) Fourth Advance: ABC in place and graded, copper plumbing in place, floor slabs poured and set.

                        (e) Twenty-five percent (25%) Fifth Advance: Lumber and trusses on site.

                        (f) Thirty percent (30%) Sixth Advance: Framing and rough carpentry complete.

                        (g) Thirty-five percent (35%) Seventh Advance: Rough plumbing, HVAC and electric complete.

                        (h) Forty percent (40%) Eighth Advance: Rough Inspection complete and passed, roof dry, windows and sliding doors set in place.


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                2.5. Upon Bank's demand from time to time, Borrower shall give to Bank a list of all contractors, subcontractors and material suppliers who will be supplying labor and materials for the construction of Homes.

                2.6. All advances for construction of a spec Home shall be repaid to Bank not later than 12 months from the date of the initial advance under the RLC with respect to such spec Home. All advances for pre-sold Homes shall be repaid to Bank not later than 7 months from the date of the initial advance under the RLC with respect to such pre-sold Home; provided, however, such 7 month period may be extended only one time for an additional 5 months (resulting in a total term for such advance of 12 months) upon notification by Borrower, accompanied by an additional commitment fee of one quarter of one percent (1/4%) received by Bank prior to the expiration of the initial 7 month period. In any event, all advances for construction of Homes shall be repaid to Bank not later than the Maturity Date.

         3.     PURPOSES OF THE RLC.

        The RLC proceeds shall be used to finance the construction of pre-sold Homes and not more than a total of two (2) spec Homes on the Property. Bank will advance such amounts with respect to the construction of such Homes not to exceed the limits described in Section 4.1 hereof.

         4.     DISBURSEMENT OF THE RLC.

                4.1. Borrower may request advances under the RLC from time to time. Bank will lend Borrower such amounts as Borrower may request within a reasonable time after such request upon the express conditions that: (a) all such action shall have been taken and documents shall have been executed and delivered which are or may be necessary to perfect or to continue the perfection of Bank's liens and security interests; (b) there shall exist no Event of Default or event which with the giving of notice or the passage of time or both, would be an Event of Default hereunder; (c) the total debit balance of Borrower's RLC, after reflecting any advances requested, shall not exceed the amounts set forth in Section 2.1; (d) advances under the RLC for each Home do not exceed the lesser of (i) 80% of the appraised value of such pre-sold Home as it is to be constructed as shown in an appraisal report obtained at Borrower's expense and satisfactory in all respects to Bank in its sole discretion, or 75% of the appraised value of such spec Home as it is to be constructed as shown in an appraisal report obtained at Borrower's expense and satisfactory in all respects to Bank in its sole discretion, as applicable, (ii) 80% of the gross sales price of such pre-sold Home, (iii) the Estimated Loan Value attributed to the particular model for such Home as set forth in Exhibit B, attached hereto, or (iv) 100% of the actual cost of constructing the Home in accordance with the plans and specifications and cost breakdown; and (e) the requested advance meets the additional requirements set forth below.

                4.2. Any requests by Borrower for an initial advance under the RLC for any given pre-sold Home shall be accompanied by the following, in form and substance satisfactory to Bank and at Borrower's expense: (i) a copy of an arms-length sales contract for full and fair consideration and for which Borrower shall have collected earnest money with respect to the pre-sold Home on which an advance is requested; (ii) a copy of a permanent loan pre-qualification


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                        (i) Forty-five percent (45%) Ninth Advance: Stucco lath
insulation installed.

                        (j) Fifty percent (50%) Tenth Advance: Stucco first coat applied, drywall stock on site.

                        (k) Fifty-five percent (55%) Eleventh Advance: Drywall hung and taped.

                        (l) Sixty percent (60%) Twelfth Advance: Drywall joints floated, stucco finish coat applied.

                        (m) Sixty-five percent (65%) Thirteenth Advance:
Interior walls sanded, dry wall textured.

                        (n) Seventy percent (70%) Fourteenth Advance: Doors and trim on site, exterior paint complete.

                        (o) Seventy-five percent (75%) Fifteenth Advance: Trim carpentry complete, interior paint complete.

                        (p) Eighty percent (80%) Sixteenth Advance: Cabinets on site, roof complete.

                        (q) Eighty-five percent(85%) Seventeenth Advance:
Cabinets installed, countertops set.

                        (r) Ninety percent (90%) Eighteenth Advance: Interior hardware, plumbing, electrical, HVAC and trim is complete.

                        (s) Ninety-five percent (95%) Nineteenth Advance:
Pre-cleaning complete, appliances are installed.

                        (t) One Hundred percent (100%), or the balance of the Loan as provided in Section 4.1 hereof, whichever is less when all work has been completed, including floor coverings are installed, final cleaning is complete and all city inspections are complete and approved and provide the Bank with the final city inspection and termite certificate.

         Notwithstanding anything contained herein to the contrary, prior to any advances for construction or advances to reimburse Borrower for previously incurred construction costs, Borrower shall permit Bank and Bank's inspector to make an inspection of the Home to be completed in order to determine the percentage of such completion and the amount to be advanced.


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                4.5. Each request for an advance under the RLC Note shall be in writing on a form satisfactory to Bank. Each such request shall be made at least five (5) days prior to the date on which the advance is required, and shall be accompanied by evidence in form and substance satisfactory to Bank (including but not limited to certificates and affidavits of Borrower, and reports of Bank's inspector as required by Bank) showing: (a) percentage of completion or stage of completion as set forth in Section 4.3 above; (b) that all outstanding claims due for labor, materials, fixtures and equipment have been paid, except claims contested in good faith by Borrower; (c) that there are no recorded liens outstanding against the real property except the Bank's liens, those liens approved in writing by Bank, and except liens bonded over in accordance with A.R.S. Section 33-1004; (d) that Borrower has complied with all of Borrower's obligations under this Agreement; (e) that all construction prior to the date of the request for an advance has been accomplished in accordance with the plans and specifications; (f) that all funds previously disbursed have been properly applied to the costs of construction; (g) if requested by Bank, copies of all bills or statements of expenses for which the advance is requested; (h) that all change orders which require the approval of Bank shall have been approved in writing by Bank; and (i) that the amount of the undisbursed loan proceeds is sufficient to pay the cost of completing construction in accordance with the plans and specifications.

                4.6. If at any time during the course of construction of a Home Bank determines that the undisbursed loan funds available for such construction plus the items prepaid by Borrower and not reimbursed by Bank are insufficient to pay the remaining costs of construction, Bank may, at its option, either (i) cause Borrower to deposit the amount of such deficiency in an account with Bank to be used to pay such costs; or (ii) cause Borrower to expend such funds as are necessary to make up such deficiency and Borrower shall furnish the Bank with satisfactory proof of any such expenditures.

                4.7. Bank reserves the right, in its discretion, to defer, reduce or decline payment of any item when in Bank's reasonable judgment the payment is not justified by the value of the work in place or if such item is not covered by the cost breakdowns referred to herein.

                4.8. If requested by Bank, Borrower shall furnish statements from each contractor, subcontractor and supplier:

                        (a) Stating the amount of its contract and the amount paid to date;

                        (b) Acknowledging full payment less retainer for all work done and materials supplied; and

                        (c) Waiving any mechanic's or material-man's lien on the Property for work done to the date of disbursement, payment for which is covered by that or prior disbursements, and waiving any lien on equipment purchased.

                4.9. At no time and in no event shall Bank be obligated to disburse funds for construction:




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                        (a) In excess of the amount recommended by Bank's
Inspector;

                        (b) If Bank is unsatisfied with the progress of construction;

                        (c) If in the sole opinion of Bank the estimated remaining costs of construction in accordance with the plans and specifications exceeds the remaining undisbursed portion of loan proceeds for such construction and Borrower fails to make up such deficiency in accordance with Section 4.6;

                        (d) If the improvements shall have been damaged by fire or other casualty and Bank shall not have received insurance proceeds or other cash funds from Borrower sufficient in the sole judgment of Bank to effect the restoration of the improvements in accordance with the plans and specifications prior to the maturity of the RLC Note;

                        (e) If Bank's Deed of Trust covering the Lot and Home under construction for which the draw is requested shall not be in a first lien position; or

                        (f) If any Event of Default hereunder shall have occurred or any event which with the giving of notice or passage of time, or both, would constitute an Event of Default hereunder shall have occurred.

                4.10. At its option, Bank may make any or all advances directly to Borrower, or to Borrower's subcontractors or material suppliers, or jointly to the Borrower and any subcontractor or material supplier, and the execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization to so advance the funds. No further direction or authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Bank hereunder and shall be covered and secured by the Deed of Trust as fully as if made only to Borrower, regardless of the disposition thereof by such person. Bank, at its option, may pay suppliers of all furniture, fixtures and equipment directly.

                4.11. No advance of loan proceeds hereunder shall constitute a waiver of any of the conditions to any further advances nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Bank from thereafter declaring such inability to be an Event of Default.

                4.12. Borrower acknowledges that any inspections or any examinations made by Bank, or lien waivers, receipts or other instruments obtained by Bank, are made or obtained solely for Bank's benefit and not in any way for the benefit or protection of Borrower or any third party.

                4.13. Borrower shall permit Bank and its representatives and agents to enter upon any Lot and to inspect the construction of the Home and all materials to be used in the construction thereof and to cause Borrower's contractors and subcontractors to cooperate with Bank during such inspections. If required by Bank, Borrower shall pay Bank the applicable inspection fee for each inspection. Borrower agrees that the Bank has no obligation in carrying


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out or supervising the construction program. Bank, in its discretion, may waive any inspection or the furnishing of lien waivers or receipts or other proof of payment or any other condition to a disbursement and make disbursements of the loans solely upon the statements and recommendations of Borrower, and such waiver shall not constitute a waiver of any of the conditions to any later disbursements.

                4.14. Borrower shall diligently pursue construction of all Homes to completion in accordance herewith and with the plans and specifications delivered to Bank and in full compliance with all construction, use, building, zoning and other similar requirements of any governmental authority. The Borrower covenants that all Homes will be constructed and completed free and clear of all liens, claims or assessments against the Lots except Bank's liens. Borrower agrees that construction of each Home shall be completed within the applicable time periods for repayment of advances specified in Section 2.6. In the event Borrower's buyer defaults under the purchase agreement during the construction of any pre-sold Home, Borrower shall notify the Bank immediately of such event and immediately market such Home for sale. Borrower agrees that so long as any loan under this Agreement may be outstanding, Borrower will borrow no other funds, directly or indirectly, for the purpose of construction on the Lots nor cause any lien other than Bank's to be placed against the Lots. Borrower will not allow any Home buyers to take possession of any Home or part thereof, until Bank's lien upon such Home and Lot is paid in full, and the Lot has been released from the lien of the Deed of Trust.

         5.     Model Loan.

                5.1. Subject to the terms and conditions of this Agreement, Bank will establish for Borrower a line of credit against which Bank will make advances not to exceed the sum of $485,000.00 for the purposes of constructing two model homes (the "Model Loan"). The Acquisition Loan, RLC and Model Loan are sometimes referred to herein as the "Loans."

                5.2. The Model Loan shall be evidenced by a Promissory Note (the "Model Note") of even date herewith in the face amount of $485,000.00 payable in accordance with the terms thereof. Interest on the principal amount outstanding under the Model Loan shall be charged at an annual rate equal to 1% in excess of the prime rate of interest as the same is published in the western edition of the Wall Street Journal. The interest rate shall be adjusted as of the close of business during any day during which the prime rate of interest has changed. When a range of rates has been published, the higher of the rates will be used. If the prime rate becomes unavailable during the term of this Loan, Bank may designate a substitute index after notice to Borrower. Bank will advise Borrower of the current prime rate upon Borrower's request. Borrower understands that Bank may make loans based on other rates as well. Interest on the Note shall be computed for the actual number of days that principal is outstanding, on the basis of a 360 day year. Interest under the Model Loan shall be due and payable monthly. All unpaid principal and interest shall be due and payable in full on the date twelve (12) months following the date of the Model Note (the "Model Maturity Date"). Provided Borrower is not in default, Borrower may elect to extend the Model Maturity Date one time for an additional six (6) months by giving Bank written notice ten (10) days prior to the then Model Maturity Date. The Acquisition Note, RLC Note and Model Note are sometimes referred to herein as the "Notes".


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         6.      MODEL LOAN COMMITMENT FEE: EXTENSION FEE.

        Borrower shall pay to Bank a commitment fee and service charge for the making and servicing of the Model Loan in the amount of $4,850.00 (the "Model Commitment Fee") which shall be fully earned and non-refundable upon payment. The Model Commitment Fee is due and payable upon the execution hereof out of Model Loan proceeds. If Borrower elects to extend the Model Maturity Date, Borrower shall pay to Bank an extension fee and service charge for extending the Model Maturity Date in the amount of one-half of one percent of the face amount of the Model Note less any principal balance thereof which has been repaid (the "Model Maturity Extension Fee"). The Model Maturity Extension Fee is due and payable by Borrower upon the Borrower's providing to Bank written notice of its election to extend the Model Maturity Date, which shall be fully earned and non-refundable upon payment.

         7.      PURPOSES OF THE MODEL LOAN.

        Advances under the Model Loan shall be used only for the payment of the costs and expenses to allow Borrower to construct two Model Homes and pay the Model Commitment Fee.

         8.     DISBURSEMENT OF THE MODEL LOAN.

                8.1. Bank shall make an advance for the benefit of the Borrower to pay the Model Commitment Fee.

                8.2. Advances for construction of the Model Homes shall be made in the same manner as advances are to be made under the RLC; provided; however, that advances under the Model Loan for each Model Home shall not exceed the lesser of (i) 75% of the appraised value of such Model Home as it is to be constructed as shown in an appraisal report obtained at Borrower's expense and satisfactory in all respects to Bank in its sole discretion, (ii) the Estimated Loan Value (less the Lot release price) attributed to the particular model for such Model Home as set forth in Exhibit "C," attached hereto, or (iii) 100% of the actual cost of constructing the Model Home in accordance with the plans and specifications and cost breakdown (less any amount attributable to the Lot release from the Acquisition Loan).

         9.     SECURITY.

                9.1. As security for the payment of the Loans, and all other liabilities and obligations of Borrower to Bank, now existing or hereafter created, Borrower shall modify the Deed of Trust pursuant to Bank's form to secure the payment and performance of the RLC and the Model Loan, as well as the Acquisition Loan. The Deed of Trust shall be and remain a first and prior lien on the Property, and all fixtures and attachments of and to the buildings now or hereafter on the Property and those to be erected thereon, and shall assign all leases and rents and purchase agreements on the Property to Bank, all subject only to those exceptions set forth in Section 11 hereof.


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                9.2. Borrower shall execute and deliver to Bank from time to time upon the request of Bank, such financing statements or other documents reasonably required by Bank to perfect or continue Bank's liens and security interest described herein.

         10.     GUARANTIES.

        Borrower shall cause its obligations to pay and perform under the Loans to at all times be fully guaranteed by William Cleverly, a married man dealing with his sole and separate property, and by Steve Hilton and Benee Hilton, husband and wife (the "Guarantors"). Guarantors shall execute modifications to the existing continuing guaranties relating to the Acquisition Loan (the "Guaranties") so as to have them also guaranty the RLC and the Model Loan.

         11.     TITLE INSURANCE.

        Borrower, at its cost and expense, shall cause the Title Company to issue to Bank at the time of the first disbursement on the RLC or the Model Loan an endorsement to the ALTA Extended Coverage Mortgage Title Insurance Policy, with Number 3R and 5 Endorsements, insuring the Deed of Trust, to increase such Policy's coverage amount by $3,485,000.00 insuring the Deed of Trust in Bank's favor to be a valid first lien and encumbrance on the Property subject only to the matters listed as exceptions therein.

        12.      RELEASES OF THE DEED OF TRUST.

        So long as no Event of Default has occurred, and there shall not have occurred any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder, Bank shall release the lien of the Deed of Trust for each Lot with a Home thereon upon the sale thereof and payment to Bank in cash of the sum equal to $56,500.00 (so long as the Acquisition Loan remains unpaid with regard to the applicable Lot) plus all advances made to Borrower under the RLC or Model Loan, as the case may be, relating to such Home and Lot to be released, all as shown on Borrower's loan account (the "Release Price"). Once the Acquisition Loan is paid in full, the Release Price for each Lot with Home thereon shall equal the sum of all advances made to Borrower under the RLC or Model Loan, as the case may be, relating to such Home and Lot to be released, all as shown on Borrower's loan account. Payments of interest under the Notes shall not be applied toward the Release Price of any Lot from the lien of the Deed of Trust.

         13.    INSURANCE.

                13.1. Borrower shall obtain the following insurance, together with such other insurance or evidence of insurance as Bank may reasonably require:

                        (a) Insurance against loss or damage by fire, lightning and other casualties, with a uniform standard extended coverage endorsement, such insurance to be in an amount not less than the full replacement value of the completed improvements, exclusive of footings and foundations, as determined by a recognized appraiser or insurer selected by the


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
Borrower and approved by Bank. During the construction period, such policy shall be written in the so-called "Builder's Risk Completed Value Non-Reporting Form" and shall contain a provision granting the insured permission to complete and/or occupy.

                        (b) Insurance protecting the Borrower and Bank against loss or losses from liability imposed by law or assumed in any written contract and arising from personal injury, including bodily injury or death, or a limit of liability of not less than $500,000.00 (combined single limit for personal injury, including bodily injury or death, and property damage) and a blanket excess liability policy in an amount not less than $1,000,000.00 protecting the Borrower and Bank against any loss or liability or damage for personal injury, including bodily injury or death, or property damage.

                        (c) A policy of flood insurance in the maximum amount available with respect to the Project under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived upon presentation of evidence satisfactory to Bank that no portion of any Lot is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

                        (d) Upon completion of any Home, insurance on such Home insuring against loss by fire and other hazards and casualties as are now included in "extended coverage" policies in an amount equal to the maximum insurable value of the improvements. The policy shall at all times have attached thereto the standard non-contributory mortgagee clause with loss payable to Bank.

                13.2. With regard to each policy of insurance required to be maintained by Borrower pursuant to Section 13.1, Borrower shall deliver to Bank certified copies of such policies, together with appropriate endorsements thereto, evidence of payment of premiums thereon and written agreement of the insurer or insurers therein to give Bank 30 days' prior written notice of intention to cancel. All insurance shall be carried in responsible insurance companies which shall have been approved by Bank and which shall be rated not less than A, class XV or better in Best's Key Rating Guide.

                13.3. Borrower shall cooperate with Bank in obtaining for Bank the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the Loans and the collection of any indebtedness or obligation of Borrower to Bank incurred hereunder (including the payment by Borrower of the expense of an independent appraisal on behalf of Bank in case of a fire or other casualty affecting any Lot or Home).

         14.    CONDITIONS PRECEDENT.

        Bank's obligation to make each advance hereunder is contingent upon each of the following occurrences in addition to the other terms and conditions contained herein (provided Bank may waive any such occurrence for an advance without such waiver constituting a waiver of such occurrence for any later advance):


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
                        (a) All of Bank's liens and security interests securing the Loans shall have been validly perfected;

                        (b) Receipt of the title insurance policy (or policies) described above;

                        (c) Receipt of updated appraisals acceptable to Bank for the Improvements and each Home: and

                        (d) Receipt of such documentation as Bank may reasonably require, including, without limitation, the Guaranties, Notes, a permanent lender commitment letter, and purchase contracts for such Home, all in form and substance satisfactory to Bank.

         15.     COVENANTS AND WARRANTIES.

         Borrower represents, warrants and agrees as follows:

                        (a) All information given to Bank in order to support Borrower's loan request, and all information set forth in any financial statements given by Borrower, and Guarantors to Bank, is true, correct and complete;

                        (b) MM, MMT and MHC are and will continue to be corporations duly organized and validly existing under the laws of the State of Arizona;

                        (c) Borrower has full power to enter into this Agreement and to perform all obligations herein contained and contemplated;

                        (d) This Agreement, the Notes, the Deed of Trust, and all other documents executed by Borrower in favor of Bank (i) are and will be in all respects legal, valid, and binding, (ii) are enforceable against Borrower according to their terms, and (iii) will grant to Bank a direct, valid and enforceable first lien upon the Property;

                        (e) The consummation of the transactions hereby contemplated and the performance of the obligations of the Borrower hereunder and by virtue of the Loans and the Deed of Trust will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan or credit agreement, articles of incorporation, bylaws or other instrument to which Borrower is a party or by which it may be bound or affected;

                        (f) There are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting it or the Guarantors, or involving the validity or enforceability of the Loans or the Deed of Trust, or the priority of the liens thereof, at law or in equity, or before or by any governmental authority, and Borrower is not in default with respect to any order, writ, injunction or decree of any court or any governmental authority;

                        (g) All financial statements provided and to be provided hereunder have been and shall be prepared in accordance with generally accepted accounting principles consistently applied. Borrower warrants and represents as to each such financial statement that it fairly presents the financial condition of Borrower and that since the date of such financial statement there has been no material adverse change in the financial condition of Borrower. Bank or its agents shall have the right without hindrance or delay to inspect, check, audit and make extracts from Borrower's books, records and accounts including without limitation all journals, orders, receipts and any correspondence and other data relating to the books, records and accounts. Bank, or any persons designated by it, shall have the right to make such verifications concerning Borrower's businesses as Bank may consider reasonable under the circumstances;

                        (h) All utility services will be available on the Lots, and Borrower has obtained all necessary permits and permissions required from all governmental and other authorities for access to and use of such services in connection with the development;

                        (i) There is no delinquent tax or delinquent assessment respecting any Lot;

                        (j) All applicable requirements of local, Arizona, and federal law relating to the subdivision involved and the sale of homes therein have been complied with, or will be complied with at the time such compliance is required by law;

                        (k) There are no restrictions or zoning regulations which will restrict or prevent the proposed construction on and use of the Lots;

                        (l) The plans and specifications for the Homes to be constructed on the Lots which Borrower delivers to Bank hereunder shall be true and correct copies of the plans and specifications used in construction, and Borrower hereby certifies that said plans and specifications are identical to those used in preparation of the appraisal reports referred to above;

                        (m) Borrower has received no notice of and to the best of its knowledge there is no violation of any law, municipal ordinance or order, or any requirement of the State of Arizona, or any municipal department or governmental authority, which violation relates to or affects the Lots or the Homes to be constructed thereon;

                        (n) All building permits required for construction of Homes in accordance with the plans and specifications will be or have been obtained, and copies of such building permits will be delivered promptly to Bank if requested;

                        (o) Borrower is and will at all times continue to be the lawful owner of each Lot, except for sales made in the ordinary course of business for a full and fair consideration. Borrower will not create or suffer to exist any mortgage, pledge, lien, charge, encumbrance or security interest in or upon any Lot except for Bank's liens;


                        (p) Within 30 days following the end of the relevant quarter, Borrower shall furnish Bank with Borrower's quarterly compiled financial statements prepared on an accrual basis in accordance with genera1ly accepted accounting principles and work in progress reports furnished to Bank (within 30 days following the end of the relevant quarter,) and prepared by a certified public accountant or internally prepared and signed by either William Cleverly or Steve Hilton as officers of Borrower. Such statements shall consist of a balance sheet and profit and loss statement in such reasonable detail as Bank may request. Borrower shall furnish Bank with Borrower's annual audited financial statements within 90 days after the end of Borrower's fiscal year prepared by a certified public accountant acceptable to Bank and on an accrual basis in accordance with generally accepted accounting principles; Borrower further authorizes Bank to discuss such financial statements with Borrower's CPA;

                        (q) All financial statements delivered to Bank by the Guarantors fairly represent the financial condition of the Guarantors at the times and for the periods therein stated; and since the date of these financial statements, there has been no material change in the financial condition or any other status of any Guarantor. Within 30 days following Borrowers fiscal year end, Borrower shall cause each Guarantor to provide its financial statement to Bank, in form satisfactory to Bank, and all such statements shall indicate all assets held in trust. Guarantors shall further provide Bank with personal income tax returns and schedules, signed and dated, within 30 days of the required filing dates;

                        (r) Borrower has filed all tax returns and reports required by law to be filed and all taxes, fees, assessments, and other governmental charges upon Borrower or upon any of its properties or income that are due and payable have been paid; Within 30 days from the required filing date, Borrower shall provide Bank with copies of all federal and state income tax returns and schedules signed and dated by an Officer of Borrower,

                        (s) MHC is and will at all times continue to be in compliance with all covenants contained in the Indenture and all other documents relating to the $8,000,000.00 in Senior Subordinated Notes issued by MHC on October 11, 1994.

                        (t) Upon request from Bank, at least quarterly, Borrower shall certify in writing to Bank that it is in compliance with the warranties and covenants contained herein;

                        (u) Borrower will immediately inform Bank in writing of any litigation threatened or instituted which might have a material adverse affect upon any Lot or the financial condition of Borrower or Guarantors and, at Bank's request, will furnish to Bank a summary of all such litigation;

                        (v) Borrower will promptly inform Bank of the occurrence of any Event of Default or event which with the giving of notice or passage of time or both would be an Event of Default hereunder, and

                        (w) Each of the warranties made by Borrower herein shall be considered to have been made again as of the time Borrower delivers to Bank a request for an advance under the Loans or Bank makes an advance pursuant to this Agreement.

         16.    CONSTRUCTION COSTS AND INSPECTIONS.

                16. 1. Borrower will give Bank immediate notice of: (i) any and all proposed significant changes in construction costs by means of the contractors submitting to Bank's Inspector a change order log which shall include all current and pending change orders; (ii) all proposed significant changes in major subcontractors or major suppliers; (iii) all proposed significant structural changes or changes material to the Home plans, and (iv) any and all significant proposed changes in the amounts of any other items in any Home or Model budget. No such changes shall be made by Borrower without the prior written consent of Bank. Amounts not drawn under any one line item on any budget may be added to another line item on such budget with prior written consent of Bank as follows: In the event there are Bank approved costs in excess of the amount shown in the Home or Model budget in any cost category described therein, and there are funds available in any other cost category (for which the work is completed and fully paid) in an amount sufficient to pay such excess costs, then Bank may authorize a transfer of funds out of the cost category containing such excess and into the cost category that is exceeding its Home or Model budget amount. Upon the completion of all work relating to any specific cost category, any amount remaining undisbursed under such cost category shall be transferred out of such cost category and into the applicable contingency cost category. Any changes which result in an increase in the Model budget or any Home budget shall be paid for by Borrower.

                16.2. Bank is authorized to contract with such persons or agencies as Bank may choose in its discretion ("Bank's Inspector") for the purpose of reviewing the Home plans, performing inspections of the Homes and Model Homes, and monitoring the progress of construction of the same, which inspection shall be made with such frequency as Bank shall determine in the reasonable exercise of its discretion.

                16.3. Borrower shall permit Bank's Inspector and Bank's representatives and agents to enter upon the Property and approved off-site storage areas to inspect the improvements in the Homes and all materials to be used in the construction thereof. Any inspections or determinations made by Bank's Inspector or Bank or instruments obtained by Bank, are made or obtained solely for the benefit of Bank and its successors and assigns, and not in any way for the benefit or protection of Borrower. Borrower shall pay all fees of Bank's (third party) Inspector promptly when billed for the same by Bank.

         17.     EVENTS OF DEFAULT.

         Any of the following shall be an Event of Default hereunder.

                        (a) If Borrower shall fail to pay any principal or interest under the Notes within ten (10) days after notice to Borrower by Bank;

                        (b) If any warranty or representation herein contained shall prove to be untrue;

                        (c) If Borrower breaches any of its agreements contained herein not otherwise described in this Section 17;


                        (d) If the construction work is abandoned or stopped for a continuous period of 15 days, and not to exceed 30 days in the aggregate, (except for a temporary stoppage due to a strike, shortage or unavailability of materials, adverse weather conditions or an act of God);

                        (e) If any of the Homes shall be materially damaged or destroyed by fire or other casualty, provided, however, that it shall not be an Event of Default if Bank receives insurance proceeds or cash funds from Borrower sufficient to repair or restore the improvements, the improvements can be repaired or restored and fully completed, and Borrower expeditiously proceeds to so repair or restore;

                        (f) The commencement of any case under the Bankruptcy Code, Title 11 of the United States Bankruptcy Code, or the commencement of any other bankruptcy, arrangement, reorganization, insolvency, receivership, custodianship, or similar proceeding under any state or federal law by or against Borrower, or any Guarantor (provided it shall not be an Event of Default hereunder if such entity obtains dismissal of any involuntary proceeding within sixty (60) days of the date of filing thereof); or if Borrower, or any Guarantor is generally not paying its debts as they become due;

                        (g) If a mechanic's or materialmen's lien is filed against a Lot and Borrower does not contest in good faith the assertion of such a lien and immediately record and serve a surety bond pursuant to A.R.S.
Section 33-1004;

                        (h) If any judgment should be entered in any suit or legal action materially affecting any Lot, Borrower, or any Guarantor, which is not promptly satisfied or bonded over in a manner satisfactory to Bank pending appeal;

                        (i) If Borrower's business is discontinued or suspended for any reason or if Borrower's existence is dissolved or terminated;

                        (j) If Borrower or any Guarantor defaults on any other loan it may have with Bank;

                        (k) If Borrower is unable to satisfy any condition to its right to a disbursement hereunder after demand is made by Bank,

                        (l) If any action, rule, law or decision of any legislative or administrative body or of any court should materially impair or materially and adversely affect the enforceability of the loan documents;

                        (m) If there is a material adverse change in Borrower's or any Guarantor's financial condition, or if the collateral becomes unsatisfactory in character or value, or if Bank shall reasonably deem itself insecure.

         18.    REMEDIES OF BANK.

                18. 1. Upon the occurrence of any Event of Default, Bank may at its option and without further notice do one or more of the following:

                        (a) Withhold making any further advances hereunder and under the Notes, it being agreed that Bank may also take such action upon the occurrence of an event which would be an Event of Default except for any notice and cure provisions set forth above;

                        (b) Declare the amount of the loan proceeds then advanced under the Loans and the Notes, together with all costs and expenses, immediately due and payable;

                        (c) Take possession of any real property encumbered by any of the Bank's deeds of trust through agents, employ security watchmen, and cause the Homes to be completed in whole or in part at the expense of Borrower using the remaining loan proceeds under the Notes for such purpose and charging any additional expense to Borrower, which sums shall be secured by the Deed of Trust;

                        (d) Foreclose the Deed of Trust or cause the exercise of the power of sale granted therein, and exercise any rights and remedies given to Bank in all other documents securing the Loans;

                        (e) Apply any remaining loan funds to the direct payment of bills, claims or liens of laborers or materialmen which Bank in its judgment believes to be valid;

                        (f) File suit for any sums owing or for damages; and

                        (g) Take such other action as is allowed by law and exercise any rights in any manner it may deem necessary to protect its interest.

                18.2. Any and all remedies conferred upon Bank shall be deemed cumulative with, and nonexclusive of any other remedy conferred hereby or by law, and Bank in the exercise of any one remedy shall not be precluded from the exercise of any other.

         19.     FIXTURES.

        Borrower agrees that all items of fixtures and all items of property which might be determined to be fixtures as defined in the Uniform Commercial Code and the laws of the State of Arizona, will be fully paid promptly after installation and billing by such subcontractor, and no one has or will have a security interest therein.

         20.    ATTORNEYS' FEES AND EXPENSES.

                20. 1. Borrower shall pay all costs of closing the Loans and all expenses of Bank with respect thereto, including, but not limited to, inspection fees, legal fees (including legal fees incurred by Bank subsequent to the closing of the Loans in connection with the disbursement, administration, collection or satisfaction of the Loans) advances, recording expense, surveys, taxes, expenses of foreclosure (including reasonable attorneys' fees) and similar items. Said attorneys' fees and costs may, at Bank's option, be deducted from the disbursements of Loan proceeds in any manner deemed appropriate by Bank.

                20.2. In addition to any liability Borrower may have under Arizona Revised Statutes Section 12-341.01, Borrower shall pay Bank's attorneys' fees and costs incurred in the collection of any indebtedness hereunder, or in enforcing this Agreement, whether or not suit is brought, and any attorneys' fees and costs incurred by Bank in any proceeding under the United States Bankruptcy Code in order to collect any indebtedness hereunder or to preserve, protect or realize upon any security for such indebtedness.

         21.    MISCELLANEOUS.

                21.1. This Agreement is made solely between Borrower and Bank, and no other person shall have any right of action hereunder. The loan proceeds are not a fund held for the benefit of laborers, materialmen or others. The parties expressly agree that no person shall be a third party beneficiary to this Agreement.

                21.2. Bank may waive any of the requirements made of Borrower herein, and any such waiver shall not constitute a waiver of any of the other requirements made of Borrower hereunder. The failure of Bank to exercise any right with respect to the declaration of any default shall not be deemed or construed to constitute a waiver by Bank of such default or to preclude Bank from exercising any right with respect to such default at a later date or with respect to any subsequent default by Borrower.

                21.3. Except as otherwise expressly provided herein, Borrower agrees that there is no obligation or commitment on the part of Bank to renew the Loans or to make any additional loans to Borrower.

                21.4. Borrower agrees to and shall indemnify Bank from any liability, claims or losses resulting from the disbursement of loan proceeds, or from the condition of the real property whether related to hazardous waste on the Property, the quality of construction or otherwise, and whether arising before, during or after the term of the Loans. This provision shall survive the repayment of the Loans and shall continue in full force and effect as long as the possibility of such liability, claims or losses exist.

                21.5. This Agreement and the rights, duties and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Arizona. Borrower hereby agrees that any suit or proceeding in connection herewith may be brought in the State of Arizona and Borrower irrevocably submits to jurisdiction in any court in such State.

                21.6. TIME IS OF THE ESSENCE HEREOF.

                21.7. This Agreement shall inure and be binding on the parties hereto, and their respective successors and assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder shall be assignable by Borrower without the prior express written consent of Bank, and any purported assignment made in contravention hereof shall be void.

                21.8. Any communications between the parties hereto or notices provided herein to be given may be given by mailing the same by United States certified or registered mail, return receipt requested, postage pre-paid, addressed as follows, or to such other address as either party may in writing hereafter indicate:

                          If to Borrower:

                          MONTEREY MANAGEMENT, INC.
                          6263 North Scottsdale Road
                          Suite 220
                          Scottsdale, Arizona 85250
                          Attn: David A. Walls

                          If to Bank:

                          National Bank of Arizona
                          P.O. Box 80440
                          Phoenix, Arizona 85060-0440
                          Attn: Marjorie L. Willis

Any such notice shall be deemed received for purposes of this Agreement forty-eight (48) hours after dispatch.

         22.    ARBITRATION DISCLOSURES.

                22.1. ARBITRATION IS USUALLY FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

                22.2. THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

                22.3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS.

                22.4. ARBITRATORS' AWARDS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED.

                22.5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

         23.      ARBITRATION PROVISIONS.

                23.1. Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, and including but not limited to a claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in Phoenix, Arizona. The arbitrator(s) shall have the qualifications set forth in subparagraph 23.3 hereto. All statutes of limitations which would otherwise be applicable in a judicial action brought by a party shall apply to any arbitration or reference proceeding hereunder.

                23.2. In any judicial action or proceeding arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including but not limited to a claim based on or arising from an alleged tort, if the controversy or claim is not submitted to arbitration as provided and limited in subparagraph 23.1 hereto, all decisions of fact and law shall be determined by a reference in accordance with Rule 53 of the Federal Rules of Civil Procedure or Rule 53 of the Arizona Rules of Civil Procedure or other comparable, applicable reference procedure. The parties shall designate to the court the referee(s) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association sponsored arbitration proceedings. The referee(s) shall have the qualifications set forth in subparagraph 23.3 hereto.

                23.3. The arbitrator(s) or referee(s) shall be selected in accordance with the rules of the American Arbitration Association from panels maintained by the Association. A single arbitrator or referee shall be knowledgeable in the subject matter of the dispute. Where three arbitrators or referees conduct an arbitration or reference proceeding, the claim shall be decided by a majority vote of the three arbitrators or referees, at least one of whom must be knowledgeable in the subject matter of the dispute and at least one of whom must be a practicing attorney. The arbitrator(s) or referee(s) shall award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs). The arbitrator(s) or referee(s) also may grant provisional or ancillary remedies such as, for example, injunctive relief, attachment, or the appointment of a receiver, either during the pendency of the arbitration or reference proceeding or as part of the arbitration or reference award.

                23.4. Judgment upon an arbitration or reference award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration or reference award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit, either party may commence legal action for a court trial de novo. Such legal action must be filed within thirty (30) days following the date of the arbitration or reference award; if such legal action is not filed within that time period, the amount of the arbitration or reference award shall be binding. The computation of the total amount of an arbitration or reference award shall include amounts awarded for arbitration fees, attorneys' fees, interest and other related costs.

                23.5. At the Lender's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of a power of sale under the deed of trust or mortgage or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                23.6. Notwithstanding the applicability of other law to any other provision of this Agreement, the Federal Arbitration Act, 9 U.S.C. 1 et seq., shall apply to the construction and interpretation of this arbitration paragraph.

        In witness whereof, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                        MONTEREY MANAGEMENT, INC., an Arizona
                                        corporation


                                        By: /s/ David A. Wells
                                           --------------------------
                                        Its: Vice President
                                            -------------------------



                                        MONTEREY MANAGEMENT-TUCSON, INC.,
                                        an Arizona corporation


                                        By: /s/ Bill Cleverly
                                           --------------------------
                                        Its: Vice President
                                            -------------------------


                                        MONTEREY HOMES CORPORATION, an Arizona
                                        corporation, dba Monterey Homes


                                        By: /s/ David A. Wells
                                           --------------------------
                                        Its: Vice President
                                            -------------------------
                                                       "Borrower"


                                        NATIONAL BANK OF ARIZONA, a national
                                        banking association



                                        By:
                                           ---------------------------
                                        Its:
                                             --------------------------
                                                           "Bank"

                                LIST OF EXHIBITS

        Exhibit "A" - Legal Description of the Property (First Recital)

        Exhibit "B" - Estimated Loan Value-Homes (Section 4)

        Exhibit "C" - Estimated Loan Value-Models (Section 8.2)

                                   EXHIBIT "A"



                                                                      No. 153544


PARCEL 1:

Lots 1, 2, 4, 6 through 21, 23 through 40, and 44 through 46, 48 through 51, 53 and 54, of THE LAKES AT CASTLE ROCK, according to the plat of record in the office of the County Recorder of Pima County, Arizona, recorded in Book 34, of Maps, Page 44.

EXCEPTING therefrom that portion of Lots 2, 3, 9 thru 14, and 17, THE LAKES AT CASTLE ROCK, Lots 1 thru 67 & Common Area "A" & "B", according to the plat thereof as recorded in Book 34 of Maps and Plats at Page 44, Records of Pima County, Arizona, lying West of the following described line:

               Commencing at the Southwest corner of said Lot 17;

Thence North 89 degrees 53 minutes 44 seconds East along the Southerly line of said Lot 17 a distance of 30.82 feet, to the Point of Beginning;

Thence North 00 degrees 14 minutes 51 seconds West 384.87 feet; Thence North 85 degrees 36 minutes 02 seconds East 5.41 feet; Thence North 00 degrees 27 minutes 49 seconds East 295.96 feet; Thence South 89 degrees 11 minutes 40 seconds West 8.11 feet; Thence North 00 degrees 01 minutes 37 seconds West 177.05 feet; Thence North 00 degrees 01 minutes 00 seconds East 146.07 feet; Thence North 89 degrees 40 minutes 06 seconds East 8.68 feet; Thence North 00 degrees 18 minutes 56 seconds West 23.43 feet; Thence North 87 degrees 13 minutes 54 seconds West 8.69 feet;

Thence North 00 degrees 06 minutes 10 seconds West 160.50 feet to the Northerly line of said Lot 9;

Thence North 00 degrees 13 minutes 05 seconds West 402.83 feet to the Southerly line of said Lot 3;

Thence North 00 degrees 03 minutes 33 seconds West 494.71 feet to the Northerly line of said Lot 2, said point being the Point of Terminus.

No. 153544

PARCEL 2:

That portion of land lying in the Abandoned Right of Way, as described in Docket 6808, Page 833, Records of Pima County, Arizona, lying West of the following described line:

Commencing at the Southeast corner of Lot 23 of THE LAKES AT CASTLE ROCK, Lots 1 thru 67 & Common Area "A" & "B" according to the plat recorded in Book 34 of Maps and Plats at Page 44, Records of Pima County, Arizona;

Thence North 89 degrees 43 minutes 51 seconds East 3.75 feet, to the Point of Beginning of the herein described parcel;

Thence North 00 degrees 09 minutes 32 seconds West 241.87 feet;

Thence North 00 degrees 15 minutes 16 seconds West 395.24 feet;

Thence North 00 degrees 15 minutes 04 seconds West 284.21 feet;

Thence North 00 degrees 16 minutes 40 seconds West 206.66 feet;

Thence North 00 degrees 15 minutes 02 seconds West 293.49 feet to the Point of Terminus.



PARCEL 3:


All that part of Lot 1 of PALOMITA BLANCA as recorded in Book 46 of Maps and Plats at page 18 in the Pima County Recorder's office, Pima County, Arizona lying Easterly of the Southerly extension of the Westerly line of Lot 4 of The Lakes at Castle Rock as recorded in Book 34 of Maps and Plats at page 44 said Pima County Recorder's office and Northerly of the following described line;

Commencing at the Northeast corner of said Lot 1;

Thence South 00 degrees 06 minutes 16 seconds East along the East line of said Lot 1 a distance of 6.69 feet to the Point of Beginning;

Thence South 88 degrees 11 minutes 12 seconds West, to a point on the said Southerly extension of the Westerly line of said Lot 4.

No. 153544

PARCEL 4:

All that part of Lot 2 of PALOMITA BLANCA as recorded in Book 46 of Maps and Plats at Page 18 in the Pima County Recorder's Office, Pima County, Arizona lying Westerly of the Southerly extension of the Easterly line of Lot 4 of The Lakes at Castle Rock as recorded in Book 34 of Maps and Plats at Page 44 said Pima County Recorder's Office and Northerly of the following described line;

Commencing at the Southwest corner of said Lot 4;

Thence South 13 degrees 55 minutes 33 seconds West along the Southerly extension of the West line of said Lot 4 a distance of 7.94 feet to the Point of Beginning;

Thence North 88 degrees 10 minutes 33 seconds East, to a point on the said Southerly extension of the Easterly line of said Lot 4.

PARCEL 5:

A portion of the Northwest quarter of the Southeast quarter of Section 34, Township 13 South, Range 15 East, Gila and Salt River Base and Meridian, Pima County, Arizona, being a portion of the Unsubdivided parcel lying adjacent to Lots 3-7 of The Lakes at Castle Rock, a subdivision recorded in the Pima County Recorder's Office in Book 34 of Maps and Plats at Page 44, Pima County, Arizona, said portion being described as follows:

Beginning at the Northwest corner of said Lot 6;

Thence South 00 degrees 06 minutes 16 seconds East upon the West line of said Lot 6, a distance of 205.83 feet;

Thence North  57 degrees 08 minutes 39 seconds West, 1.80 feet;
Thence North  00 degrees 23 minutes 45 seconds West, 204.85 feet;
Thence North 89 degrees 47 minutes 33 seconds East, 2.55 feet to the Point of Beginning.

NO. 153544

PARCEL 6:

A portion of the Northwest quarter of the Southeast quarter of Section 34, Township 13 South, Range 15 East, Gila and Salt River Base and Meridian, Pima County, Arizona, being a portion of the unsubdivided parcel lying adjacent to Lots 3-7 of The Lakes at Castle Rock, a subdivision recorded in the Pima County Recorder's Office in Book 34 of Maps and Plats at page 44, Pima County, Arizona, said portion being described as follows:

Beginning at the Northwest corner of said Lot 7;

Thence South 00 degrees 06 minutes 16 seconds East upon the West line of said Lot 7, a distance of 197.00 feet;

Thence South  89 degrees 47 minutes 33 seconds West. 0.50 feet;
Thence North  00 degrees 23 minutes 45 seconds West, 197.98 feet;
Thence South 57 degrees 08 minutes 39 seconds East, 1.80 feet to the Point of Beginning.

                                   EXHIBIT "B"



                           ESTIMATED LOAN VALUE - HOMES

                           9401 - SantaFe    $214,900.00

                           9402 - Taos       $235,300.00

                           9403 - Ventana    $245,300.00

                                  EXHIBIT "C"



                         ESTIMATED LOAN VALUE - MODELS

                         Lot #39 - Taos        $237,500.00

                         Lot #38 - Ventana     $247,500.00